                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement    [ ] Confidential, for Use of the Commission

                                        Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                FRIEDMAN'S INC.
                                  ___________

                (Name of Registrant as Specified in its Charter)
_______________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

  (1) Title of each class of securities to which transaction applies: _________
  (2) Aggregate number of securities to which transaction applies: ____________
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ____________________________
  (4) Proposed maximum aggregate value of transaction: ________________________
  (5) Total fee paid: _________________________________________________________
      [ ] Fee paid previously with preliminary materials.
      [ ] Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing. ______________________________________________________________
  (1) Amount previously paid: __________________________________________________
  (2) Form, Schedule or Registration Statement No.: ____________________________
  (3) Filing Party: ____________________________________________________________
  (4) Date Filed: ______________________________________________________________

                              4 WEST STATE STREET
                            SAVANNAH, GEORGIA 31401

                                                                January 22, 2002

Dear Stockholder:

     On behalf of the Board of Directors and management of Friedman's Inc., I cordially invite you to attend the 2002 Annual Meeting of Stockholders, which will be held at New York Palace Hotel, New York, New York, on Thursday, February 28, 2002, at 9:00 a.m. local time.

     We look forward to your attendance at the Annual Meeting so that you can learn more about your Company and become better acquainted with members of the Board of Directors and the management team. The sole item of business that is being presented at the Annual Meeting for a vote by the holders of Class A Common Stock is the election of three directors of the Company, as explained in the accompanying Proxy Statement.

     It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking the enclosed proxy card or by voting electronically or by telephone. If you do attend the meeting and wish to vote in person, you may revoke your proxy at the meeting.

     If you have any questions about the Proxy Statement or the accompanying 2001 Annual Report, please contact Mr. Victor M. Suglia at (912) 233-9333.



                                                    Sincerely,

                                                    /s/ Bradley J. Stinn
                                                    --------------------
                                                        Bradley J. Stinn
                                                        Chief Executive Officer

                                FRIEDMAN'S INC.
                              4 WEST STATE STREET
                            SAVANNAH, GEORGIA 31401


                 NOTICE TO THE HOLDERS OF CLASS A COMMON STOCK
                            OF THE ANNUAL MEETING OF
                  STOCKHOLDERS TO BE HELD ON FEBRUARY 28, 2002

     Notice is hereby given to the holders of the Class A common stock, $.01 par value per share (the "Class A Common Stock"), of Friedman's Inc. (the "Company") that the 2002 Annual Meeting of Stockholders of the Company (the "Annual Meeting") will be held at New York Palace Hotel, New York, New York, on Thursday, February 28, 2002 at 9:00 a.m., local time, for the following purposes:

     (i) To elect three directors to serve until the 2003 Annual Meeting of Stockholders; and

     (ii) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Information relating to the Annual Meeting and the election of directors is set forth in the attached Proxy Statement.

     Only those stockholders of record at the close of business on January 7, 2002 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof; however, the Company's stock transfer books will not be closed. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Annual Meeting and for a period of ten days prior to the Annual Meeting during ordinary business hours at the offices of the Company in Savannah, Georgia. You may vote your shares by completing the enclosed proxy card or you may vote electronically via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth in the attached Proxy Statement.

     Submitting your proxy does not affect your right to vote in person if you attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please vote, sign, date and return the enclosed proxy card promptly in the enclosed prepaid envelope, which can spare the Company the expense of further proxy solicitations. You may revoke your proxy at any time before its exercise by (i) delivering written notice to the Company's Secretary, Victor M. Suglia, at the address above, (ii) submitting a later dated proxy card, (iii) voting via the Internet or by telephone, or (iv) appearing at the Annual Meeting to vote in person; provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation is received by the Secretary at or before the annual Meeting.

     When you submit your proxy, you authorize Bradley J. Stinn or Victor M. Suglia, or either one of them, each with full power of substitution, to vote your shares at the Annual Meeting in accordance with your instructions, and to vote on any adjournments of the Annual Meeting.

                              By Order of the Board of Directors,

                              /s/ Victor M. Suglia
                              --------------------
                                  Victor M. Suglia
                                  Secretary

January 22, 2002

                                FRIEDMAN'S INC.

                           -------------------------

                                PROXY STATEMENT
                      FOR HOLDERS OF CLASS A COMMON STOCK
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 28, 2002

                           -------------------------

     This Proxy Statement is furnished to holders of the Class A common stock, $.01 par value per share ("Class A Common Stock"), of Friedman's Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the outstanding shares of Class A Common Stock for use at the 2002 Annual Meeting of Stockholders. The Annual Meeting will be held at 9:00 a.m., local time, at New York Palace Hotel, New York, New York on February 28, 2002, and at any adjournments thereof (the "Annual Meeting").

     With respect to the holders of Class A Common Stock, the Annual Meeting will be held for the following purposes: (i) to elect three directors to serve until the 2003 Annual Meeting of Stockholders and (ii) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The approximate date on which this Proxy Statement and the accompanying Proxy are first being sent or given to stockholders of the Company is January 22, 2002.

STOCKHOLDERS ENTITLED TO VOTE

     Only stockholders of record of the Company at the close of business on January 7, 2002 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 13,328,545 shares of the Class A Common Stock issued and outstanding held by 68 stockholders of record. In addition, there were 1,196,283 shares of the Company's Class B common stock, $.01 par value per share ("Class B Common Stock"), issued and outstanding held by two stockholders of record. Notwithstanding the passing of the Record Date specified above, the Company's stock transfer books will not be closed and shares may be transferred after the Record Date. However, all votes must be cast in the names of stockholders of record on the Record Date.

     The Certificate of Incorporation of the Company (the "Certificate") provides that holders of Class A Common Stock have the right, as a class, to elect a minimum of 25% of the members of the Company's Board of Directors (rounding up the number of directors to be elected by Class A Common Stockholders if 25% of the Board of Directors is not equal to a whole number). The Board of Directors has the right to determine the precise number of directors, if any, to be elected by the Class A Common Stockholders in excess of 25%. The Company's current Board of Directors has been set at six members, and, pursuant to the Certificate, the holders of Class A Common Stock are entitled to elect at least two directors. The Board of Directors has determined, however, that holders of Class A Common Stock will elect three directors at the Annual Meeting. Holders of Class A Common Stock are entitled to one vote for each share held. Holders of Class B Common Stock also are entitled to one vote for each share held.

QUORUM AND VOTING REQUIREMENTS

     In accordance with Delaware law (under which the Company is organized) and the Company's Bylaws, the presence of a majority of the issued and outstanding shares of Class A Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, is required to establish a quorum. For the purpose of determining the presence of a quorum, abstentions and votes withheld from any nominee will be considered to be "votes entitled to be cast" and therefore will be counted as present for purposes of determining the presence or absence of a quorum. Broker non-votes will not be considered to be "votes entitled to be cast" and will not be counted as present for quorum purposes. Broker non-votes are votes that brokers holding shares of record for their customers are not permitted to cast under applicable stock exchange rules because the brokers have not received specific instructions from their customers as to certain proposals and as to which the brokers advised the Company that they lack voting authority.

     The election of three directors by the holders of Class A Common Stock will require the affirmative vote of a majority of the shares of Class A Common Stock represented and entitled to vote in the election at the Annual Meeting, provided a quorum is present. With respect to the election of directors, stockholders may
(1) vote "for" each of the nominees, (2) "withhold" authority to vote for each of such nominees, or (3) withhold authority to vote for one or more nominees but vote for the other nominee(s). Because the directors are elected by the holders of a majority of the shares represented and entitled to vote, withholding authority to vote with respect to one or all nominees or an abstention from voting will have the effect of a vote "against" such nominee or nominees. Broker non-votes will not be considered "votes entitled to be cast" and will have no effect on the outcome of the election of directors.

PROXIES

     If a stockholder is unable to attend the Annual Meeting in person or is able to attend but does not wish to vote in person, he or she may submit their proxy voting instructions via the Internet or by telephone by 5:00 p.m.
Eastern Standard Time on February 27, 2002, or by completing the enclosed proxy in time for receipt no later than the close of business on February 27, 2002. Stockholders may submit their proxy voting instructions via the Internet by accessing the web site identified on the enclosed proxy and following the instructions on the web site. Stockholders who choose to submit their proxy voting instructions by telephone should call the telephone number identified on the enclosed proxy and follow the prompts. The Internet and telephone voting procedures are designed to authenticate stockholders' identities, allow stockholders to vote their shares and confirm that their instructions have been properly recorded. If a stockholder's shares are held in the name of a bank or broker, the availability of Internet or telephone voting will depend on the voting processes of the applicable bank or broker. It is therefore recommended that stockholders follow the voting instructions on the form received from their banks or brokers. Stockholders who choose not to vote via the Internet or by telephone should specify their choices with regard to each proposal on the enclosed proxy card.

     When a proxy is timely delivered via the Internet, by telephone or by the enclosed proxy, and not subsequently revoked as described below, it will be voted at the Annual Meeting in accordance with the instructions given. If no specific instructions are given, however, the shares represented will be voted "FOR" the election of the three director nominees named in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment as further described in the next paragraph.

     The Board of Directors is not aware of any business to be presented and voted upon by the stockholders at the Annual Meeting other than that which is set forth in this Proxy Statement. As permitted by Rule 14a-4(c) of the Securities and Exchange Commission (the "SEC"), the persons named as proxies on the proxy cards will have discretionary authority to vote in their judgment on any proposals presented by stockholders for consideration at the Annual Meeting that were submitted to the Company after December 22, 2001. Such persons named as proxies also will have discretionary authority to vote in their judgment upon the election of any person as a director if a director nominee is unable to serve for good cause or will not serve, and on matters incident to the conduct of the Annual Meeting.

     The giving of a proxy does not affect a stockholder's right to vote in person should he or she attend the Annual Meeting. Any stockholder who has given a proxy has the power to revoke it at any time before it is voted by (1) giving written notice of revocation to Victor M. Suglia, the Secretary of the Company, at 4 West State Street, Savannah, Georgia 31401, (2) executing and delivering to Mr. Suglia a proxy card bearing a later date, (3) voting via the Internet or by telephone, or (4) voting in person at the Annual Meeting; provided, however, that no such revocation under clause (1) or (2) shall be effective until written notice of revocation is received by the Secretary at or before the Annual Meeting. If a stockholder is not attending the Annual Meeting, any proxy or notice should be returned to the Company in time for receipt no later than the close of business on the day preceding the Annual Meeting.

                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall consist of not less than three individuals, with the exact number of directors determined by resolution of the Board of Directors. Pursuant to Article III of the Company's Bylaws, the Board of Directors has set the number of directors of the Company at six and has nominated the following individuals for election to the Board of Directors by the holders of Class A Common Stock and Class B Common Stock, respectively:

               CLASS A COMMON STOCK NOMINEES            DIRECTOR SINCE
               -----------------------------            --------------
               John E. Cay II                                1997
               Robert W. Cruickshank                         1993
               David B. Parshall                             1993

               CLASS B COMMON STOCK NOMINEES
               -----------------------------
               Bradley J. Stinn                              1993
               Sterling B. Brinkley                          1993
               Mark C. Pickup                                1993

     Each of the directors will be elected to hold office until the 2003 Annual Meeting of Stockholders or until his earlier death, resignation or removal.

     Holders of Class A Common Stock are entitled to vote only on the Class A Common Stock nominees, and holders of Class B Common Stock are entitled to vote only on the Class B Common Stock nominees. The persons designated as proxies on the enclosed proxy card intend to vote the shares represented thereby in favor of the election of the Class A Common Stock nominees whose names appear above, unless either authority to vote for one or all of the nominees is withheld or such proxy has previously been revoked. The Company believes that the nominees will be available and able to serve as directors. In the event that a nominee is unable to serve, the Board of Directors, in its discretion, may designate a substitute nominee or nominees (in which case it is anticipated that the persons designated as proxies will vote for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until the Board of Directors locates a suitable candidate or candidates, or reduce the authorized number of directors. The Company anticipates that management stockholders of the Company will vote for the election of the nominees.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
                                                              ---
ELECTION OF THE CLASS A COMMON STOCK NOMINEES AS DIRECTORS FOR A ONE-YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS.

CERTAIN INFORMATION CONCERNING NOMINEES

     The following table sets forth certain information regarding the nominees for directors to be elected by the holders of the Class A Common Stock and Class B Common Stock. For additional information concerning the nominees, see "Meetings of the Board of Directors and Committees." "Stock Ownership" and "Certain Transactions" below.


                         CLASS A COMMON STOCK NOMINEES

NAME                     AGE                      BUSINESS EXPERIENCE
----                     ---                      -------------------
John E. Cay III          56        Mr. Cay was elected a director of the Company
                                   in February 1997. Mr. Cay has been Chairman
                                   and Chief Executive Officer of Palmer & Cay,
                                   Inc., an insurance brokerage and employee
                                   benefit consulting company, since 1998. He
                                   served as President of Palmer & Cay from 1971
                                   to 1997. Mr. Cay also serves as a director
                                   National Service Industries.

Robert W. Cruickshank    56        Mr. Cruickshank was elected a director of the
                                   Company in August 1993. Since 1981, Mr.
                                   Cruickshank has been a consultant providing
                                   private clients with financial advice. Mr.
                                   Cruickshank is currently a director and
                                   chairman of the compensation committee of
                                   Calgon Carbon Corp. and a director of Hurco
                                   Inc.


David B. Parshall        54        Mr. Parshall was elected a director of the
                                   Company in December 1993. Since April 1992,
                                   Mr. Parshall has been a Managing Director of
                                   Private Equity Investors, Inc., a company
                                   that purchases portfolios of private
                                   equities, including limited partnership
                                   interests and portfolios of direct
                                   investments. Mr. Parshall also serves as a
                                   director of Dolphin Management, Inc. From
                                   1976 to 1990, Mr. Parshall was successively
                                   an Associate, Vice President, Senior Vice
                                   President and Managing Director of Lehman
                                   Brothers, and from August 1990 to March 1992,
                                   Mr. Parshall served as a Managing Director of
                                   the Blackstone Group, L.P., both investment
                                   banks.

                         Class B Common Stock Nominees
                         -----------------------------

Name                   Age              Business Experience

Bradley J. Stinn       42      Since September 1998, Mr. Stinn has served as the
                               Chief Executive Officer of the Company and has served as Chairman of the Executive Committee of the Board of Directors since July 1998. He has also served as Chief Executive Officer of the Company from February 1996 until December 1997, and as Chairman of the Board of Directors from February 1996 until June 1998. Since June 1995, he has served as the Chairman of the Board of Directors and Chief Executive Officer of Crescent
                               Jewelers ("Crescent Jewelers"), a retail jewelry chain that is an affiliate of the Company. Since
                               May 1990, Mr. Stinn has served as a director of MS Jewelers Corporation ("MS Jewelers"), the general partner of MS Jewelers Limited
                               Partnership (the "Partnership"), which owns 100% of the outstanding shares of Class B Common
                               Stock.

Sterling B. Brinkley   49      Mr. Brinkley has served as Chairman of the Board
                               of Directors of the Company since July 1998. From
                               February 1996 until June 1998, he served as Chairman of the Executive Committee of the Board of Directors of the Company. Prior to that time, Mr. Brinkley served as the Chairman of the Board of Directors from August 1993 until January 1996.
                               Mr. Brinkley also serves in the uncompensated position of Chairman of the Board of Directors of MS Jewelers. He also serves as a consultant to Morgan Schiff & Co., Inc. ("Morgan Schiff"), an affiliate of the Company. Mr. Brinkley serves as a director of Crescent Jewelers and as Chairman of the Board of Directors of EZCORP, Inc., a pawn shop chain and an affiliate of the Company. Mr.
                               Brinkley also serves as the chairman of the boards of directors of other private companies that are affiliates of Morgan Schiff.

Mark C. Pickup         51      Mr. Pickup was elected a director of the Company
                               in August 1993. Mr. Pickup served as Vice
                               Chairman of Crescent Jewelers from December 1994 until February 1995 and served as President and Chief Executive Officer of Crescent Jewelers from August 1993 to December 1994. From October
                               1992 until August 1993, Mr. Pickup served as the
                               Senior Vice President and Chief Financial Officer for Crescent Jewelers. Mr. Pickup is also a director of EZCORP. Previously, for more than five years, Mr. Pickup held various positions with Ernst & Young LLP, leaving in October 1992, at which time he was a Partner in its San
                               Francisco, California office.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     Board of Directors. Under the Delaware General Corporation Law and the Bylaws of the Company, the property, affairs and business of the Company are under the general management of its Board of Directors. The Board of Directors conducts its business through meetings of both the full Board of Directors and committees of the Board of Directors. The Board of Directors has appointed standing Audit, Compensation, Compliance and Executive Committees of the Board of Directors.

     Audit Committee. The members of the Audit Committee are Mark C. Pickup (Chairman), Robert W. Cruickshank and David B. Parshall. The Audit Committee recommends to the Board of Directors who the Board should appoint as the independent auditors of the Company's financial statements. This independent audit includes an inspection of the Company's books and accounts. The Audit Committee also reviews with the independent auditors the scope of their audit and their audit report, including any questions and/or recommendations that may arise in the audit and report or concerning the Company's internal accounting procedures. The Audit Committee held four meetings during the 2001 fiscal year.

     Compensation Committee. The members of the Compensation Committee are Robert W. Cruickshank (Chairman), Mark C. Pickup and David B. Parshall. The Compensation Committee reviews and determines whether to approve the compensation of executive officers. Also, the Compensation Committee establishes targets and incentive awards under the Company's incentive compensation plans. The Compensation Committee held two meetings during the 2001 fiscal year.

     Compliance Committee. The members of the Compliance Committee are David B. Parshall (Chairman), John E. Cay III and Sterling B. Brinkley. The Compliance Committee oversees the Company's policies and procedures to ensure that the Company is in compliance with all applicable governmental regulations and regulatory procedures. The Compliance Committee's work includes overseeing the training and review of employees. The Compliance Committee held one meeting during the 2001 fiscal year.

     Executive Committee. The members of the Executive Committee are Bradley J. Stinn (Chairman), Sterling B. Brinkley and Mark C. Pickup. To the extent permitted by law, the Executive Committee exercises the authority of the Board of Directors to manage the Company between meetings of the Board of Directors. The Executive Committee held four meetings during the 2001 fiscal year.

     The Board of Directors, acting as a whole, nominates those persons whom it recommends that the stockholders elect as directors of the Company. The Board of Directors also considers Class A Common Stock nominees submitted by holders of Class A Common Stock and will do so for the 2003 Annual Meeting if nominees are submitted to the Company on or before September 24, 2002. See "Stockholder Proposals for 2003 Annual Meeting of Stockholders."

     The Board of Directors held four meetings during the 2001 fiscal year. Each director, during the period he was a director, attended at least 75% of the meetings of the Board of Directors, and each member of a committee, during the period he was a committee member, attended at least 75% of the meetings of each committee on which he served.

COMPENSATION OF DIRECTORS

     In fiscal 2001, directors who were not current employees of the Company received an annual director's fee of $20,000, and Committee Chairmen who were not current employees of the Company received an additional annual fee of $5,000. Pursuant to Friedman's 1999 Long-Term Incentive Plan, as amended, directors are able to receive up to 100% of their annual director's fees in shares of Class A Common Stock. The Company also reimburses directors for travel and other out-of-pocket expenses incurred in connection with their services as directors. Directors who are employees of the Company are not paid extra compensation for their service on the Board of Directors or any committee.

     In addition to annual director's fees, under the Friedman's Inc. Amended and Restated Stock Option Plan for Outside Directors (the "Director Plan"), each director who is not an employee of the Company receives a grant of options to purchase 5,000 shares of Class A Common Stock upon his initial election to the Board of Directors, and each such director receives subsequent annual grants of options to purchase 5,000 shares of Class A Common Stock. The annual grants are made on the day following each annual meeting of stockholders. The option price for each option granted under the Director Plan is the "Fair Market Value," as defined in the Director Plan, of the shares of Class A
Common Stock subject to the option on the date the option is granted. An option is exercisable six months after it is granted and remains exercisable for five years from the date of grant. The Company has reserved 100,000 shares of Class A Common Stock for issuance under the Director Plan, and, as of September 29, 2001, there were 24,000 outstanding options to purchase shares under the Director Plan.

     In fiscal 2001, the Company also granted to each non-employee director stock options to purchase 1,650 shares of Class A Common Stock in recognition of their extraordinary service during the fiscal year.

EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth certain information regarding the executive officers of the Company, other than Messrs. Stinn and Brinkley, who are discussed above. For information concerning the executive officers' ownership of capital stock, see "Stock Ownership."

NAME                AGE      BUSINESS EXPERIENCE
----                ---      -------------------
Douglas Anderson    51       Douglas Anderson has served as President and Chief
                             Operating Officer of the Company since September
                             2001. Prior to joining the Company, Mr. Anderson was President and Chief Executive Officer of Thorn
                             America, Inc. for two years. Mr. Anderson also held various other executive positions for Thorn from 1990-1996. Prior to joining Thorn Americas, Inc.,
                             Mr. Anderson was President and Chief Operating
                             Officer for Brookstone Company for nine years. Mr.
                             Anderson currently serves as a director of RTO
                             Enterprises Inc.

Victor M. Suglia    46       Victor M. Suglia has served as Senior Vice
                             President and Chief Financial Officer of the
                             Company since June 1997, and Treasurer and
                             Secretary of the Company since November 1997. Since
                             September 1999, Mr. Suglia has also served as the Chief Financial Officer of Crescent Jewelers. Prior to joining the Company, Mr. Suglia was Vice
                             President and Corporate Controller for Saks
                             Holdings, Inc., the holding company of Saks Fifth
                             Avenue, from 1991 to 1997.

EXECUTIVE COMPENSATION

          Summary Compensation Information. The following table presents certain summary information concerning compensation for the fiscal years 2001, 2000 and 1999 earned by (i) the Chief Executive Officer of the Company; and (ii) each of the other four most highly compensated executive officers of the Company whose total salary and bonus for the fiscal year ended September 29, 2001, exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE





                                                                                                             Long Term
                                                                                                           Compensation
                                                            Annual Compensation                               Awards
                                        ------------------------------------------------------------       -------------
Name and                                                                             Other Annual             Securities
Principal Position                      Year           Salary         Bonus          Compensation         Underlying Options
------------------                      ----           ------         -----          ------------         ------------------
Bradley J. Stinn                        2001           $440,356        --             $129,806(1)              109,000
 Chief Executive Officer and            2000            400,000       200,000          149,304(1)                --
 Chairman of the Executive              1999            400,000       250,000          137,890(1)                --
 Committee of the Board of
 Directors

Sterling B. Brinkley                    2001           $319,231        --             $ 68,464(2)               59,000
 Chairman of the                        2000            300,000       100,000           87,553(2)                --
 Board of Directors                     1999            300,000       125,000           76,468(2)                --

Douglas Anderson(3)                     2001           $ 14,423        --                 --                   150,000
 President and Chief Operating
 Officer

Victor M. Suglia                        2001           $210,994        --                 --                    55,000
 Senior Vice President, Chief           2000            190,000        50,000             --                     --
 Financial Officer, Secretary           1999            190,000        40,000             --                     --
 and Treasurer

Paul G. Leonard(4)                      2001           $308,269        --                 --                    10,000
 Executive Vice President and           2000            300,000       125,000             --                     --
 Chief Merchandising Officer            1999            105,769       125,000         $130,305(5)               90,000

--------------------------------------
(1) Composed of: (i) a housing allowance of $42,000 in each of fiscal 2001, 2000 and 1999; (ii) an automobile allowance of $17,400, $17,550 and $17,400 in fiscal 2001, 2000 and 1999, respectively; (iii) annual interest forgiveness on an incentive loan of $37,350, $46,800 and $40,875 in fiscal 2001, 2000 and 1999, respectively; and (iv) an annual reimbursement for the payment of taxes on the interest forgiveness of $33,056, $42,954 and $37,515 in fiscal 2001, 2000 and 1999, respectively. See "-- Employment Arrangements."
(2) Composed of: (i) annual interest forgiveness on an incentive loan of $37,350, $46,800 and $40,875 in fiscal 2001, 2000 and 1999, respectively;
     and (ii) an annual reimbursement for the payment of taxes on the interest forgiveness of $31,114, $40,753 and $35,593 in fiscal 2001, 2000 and 1999, respectively. See "-- Employment Arrangements."
(3)  Mr. Anderson's employment began on September 4, 2001.
(4)  Mr. Leonard resigned effective January 18, 2002.
(5) Composed of (i) reimbursement of moving expenses of $67,446 and (ii) reimbursement of income taxes related to the moving expense of $62,859.

                         FISCAL YEAR-END OPTION VALUES

                         NUMBER OF SECURITIES
                        UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                              OPTIONS               IN-THE-MONEY OPTIONS
                          AT FISCAL YEAR-END(1)     AT FISCAL YEAR-END(2)
                       -------------------------- --------------------------
NAME                   EXERCISABLE  UNEXERCISABLE EXERCISABLE  UNEXERCISABLE
----                   -----------  ------------- -----------  -------------
Bradley J. Stinn(3)      350,000        109,000        -         $33,790
Sterling B. Brinkley     130,000         59,000        -         $18,290
Douglas Anderson            -           150,000        -            -
Victor M. Suglia          25,000         55,000        -         $17,050
Paul G. Leonard           63,000         37,000        -          $3,100

----------
     (1) No stock options were exercised by any of the Named Executive Officers during fiscal 2001

     (2) Represents the fair market value of a share of Class A Common Stock as of September 29, 2001 of $7.06, less the option exercise price, multiplied by the total number of exercisable or unexercisable options.

     (3) All of the unexercisable options to purchase shares of Class A Common Stock held by Mr. Stinn become immediately exercisable in the event that the Company terminates his employment for any reason.

Employment Arrangements.

     As further incentive to enhance the value of the Company for the benefit of its stockholders, in October 1994, when the Class A Common Stock price was $16.38, the Company adopted an incentive plan that provided each of Mr. Brinkley and Mr. Stinn a loan in the amount of $1.5 million, the repayment of which is forgiven upon the attainment of specific targets for the market price of the Company's Class A Common Stock ranging from $22.50 to $32.50. The plan was structured such that if the Company is able to achieve nearly 100% appreciation in its stock price within a designated period, the entire amount of all advances to Messrs. Brinkley and Stinn will be forgiven and related tax consequences will be paid by the Company. The loans are due and payable in ten years and carry an interest rate equal to the minimum rate allowable under the Internal Revenue Code of 1986, as amended (the "Code"). The incentive features of the loans provide that: (i) as long as Mr. Brinkley or Mr. Stinn are employed by the Company on the date on which interest is due on the loans, the interest will be forgiven; (ii) a percentage of the outstanding principal of the loans will be forgiven upon the attainment of certain targets for the market price of the Company's Class A Common Stock; and (iii) the Company will pay any taxes due as the result of the forgiveness of interest and principal. In addition, in the event of the death or disability of Mr. Brinkley or Mr. Stinn, or a Change in Control of the Company (as defined in the loan agreements), the remaining principal amount and any unpaid and unforgiven interest accrued on the loans will be forgiven. The first stock price target ($22.50 per share) was attained in July 1995, the second stock price target ($25.00 per share) was attained in April 1996 and the third stock price target ($27.50 per share) was attained in May 1996. To date, 50% of the principal amount of the loans has been forgiven. The remaining principal amount will be forgiven through 2003 if the Company's stock price reaches targets ranging from $32.50 to $60.00. The Company incurred a charge of $2.1 million in the quarter ended June 30, 1996 related to the attainment of the $25.00 and $27.50 price targets.

     In January 1999, the Company entered into an Indemnification Agreement with Mr. Stinn pursuant to which the Company agreed to assume and pay certain indemnification obligations of Crescent Jewelers to Mr. Stinn should Crescent Jewelers fail to promptly pay such obligations. The only indemnification obligations the Company agreed to assume under the agreement are those which (i) constitute indemnifiable claims under Crescent Jewelers' Articles of Incorporation or Bylaws, and (ii) arise out of or relate to a transaction between the Company and Crescent Jewelers.

     Long-Term Incentive Plan.

     The Company currently maintains the Friedman's Inc. 1999 Long-Term Incentive Plan, as amended (the "LTIP"), which the holders of Class B Common Stock approved at the 1999 Annual Meeting. The Company had 299,950 options available to be granted pursuant to the LTIP as of September 29, 2001. The Company has reserved 1,000,000 shares of the authorized but unissued shares of its Class A Common Stock for issuance upon the grant or exercise of awards pursuant to the LTIP.

     REPORT ON EXECUTIVE COMPENSATION OF THE COMPENSATION COMMITTEE OF THE
                               BOARD OF DIRECTORS

Introduction

     The Compensation Committee of the Board of Directors is responsible for developing the Company's executive compensation policies and advising the Board of Directors with respect to such policies. The members of the Compensation Committee are Robert W. Cruickshank, who serves as Chairman of the Compensation Committee, David B. Parshall and Mark C. Pickup.

     Compensation Policies

      The objectives of the Company's executive compensation program are to:

      - Encourage the achievement of the Company's goals by providing compensation that relates directly to the performance of the individual and the achievement of strategic objectives.

      - Establish compensation policies and guidelines that will attract and retain qualified personnel through a total compensation opportunity that is competitive within the Company's industry.

      - Promote a direct relationship between compensation and the Company's performance by facilitating executive officer stock ownership through long-term incentive compensation, specifically stock option awards.

     Compensation Practices

      The Company's executive officer compensation program is comprised of base salary, annual cash incentive bonus compensation and long-term incentive compensation in the form of stock options and incentive loans, as well as various other benefits that are generally available to all employees of the Company.

     Base Salary

      The base salaries for the Company's executive officers vary depending on the responsibilities of the officers. An executive officer's base salary may not necessarily be competitive with those of executive officers of other companies in the Company's industry. The Company believes, however, that its emphasis on incentive bonus compensation, as described below, better serves the Company's interests, and such incentive bonus compensation may enable an executive officer's total compensation to exceed the total compensation that the Company's competitors pay to their executives.

     Annual Cash Incentive Compensation

      In order to best serve the Company's and its stockholders' interests, the Company makes extensive use of cash bonuses as a component of management compensation. The Company awards these bonuses based on the Company's operating performance and the individual executive officer's contribution to that performance. The Company's financial performance goals are set at the beginning of each fiscal year. At the end of each fiscal year, cash bonuses are recommended in the judgment of the Compensation Committee based on the achievement of financial targets and the individual performance of the executive officer. The Compensation Committee believes that this program provides a direct financial incentive that motivates the Company's executive officers to achieve the Company's performance goals and to work toward the Company's overall success.

     In fiscal 2001, performance measures for incentive compensation payments were based on specific criteria associated with each executive officer's performance within his area of responsibility and the achievement of certain financial performance targets based on the Company's fiscal 2001 financial plan. The Compensation Committee did not pay any annual executive officer bonuses during the fiscal year.

     For fiscal 2002, the Compensation Committee has determined that the performance measures for incentive compensation payments will be based on specific performance criteria associated with each executive officer's area of responsibility and the achievement of a range of annual financial performance targets. The financial performance targets are based on the Company's fiscal 2002 financial plan. The Compensation Committee has also reserved the discretion to award bonuses if it determines that an executive officer's individual performance justifies such an award.

     Long-Term Incentive Compensation

     Long-Term incentives are designed to link management compensation with the long-term interests of the Company's stockholders. Although the LTIP provides for several types of long-term incentive based compensation, the Company currently grants only stock options as long-term incentives. Stock options generally have a vesting period of three years. Individual stock option awards are based on level of responsibility, the Company's stock ownership objectives for management and the Company's performance relative to certain financial performance objectives. The Company's long-term performance ultimately determines the level of compensation resulting from stock options, since stock option value is entirely dependent on the long-term growth of the price of the Company's Class A Common Stock.

     Compensation of Chief Executive Officer

     The base salary of the current Chief Executive Officer of the Company, Bradley J. Stinn, was $450,000 for fiscal 2001. Mr. Stinn was not paid a bonus in fiscal 2001.

     Policy with Respect to Deductibility of Compensation Expense

     It is the responsibility of the Compensation Committee to ensure that the Company receives the maximum tax benefit from its compensation expenses. In addition, the LTIP is designed to comply with the Internal Revenue Service requirements for deductibility of performance-based compensation.

     Conclusion

     The Company's compensation program is designed to link compensation closely with the Company's performance and the creation of stockholder value. The Compensation Committee believes that the program has been, and will continue to be, successful in supporting the Company's financial, growth and other business objectives.

                                             COMPENSATION COMMITTEE
                                                 Robert W. Cruickshank
                                                 David B. Parshall
                                                 Mark C. Pickup

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Committee are Mark C. Pickup, who serves as Chairman of the Audit Committee, Robert W. Cruickshank and David B. Parshall. The Audit Committee recommends to the Board of Directors, subject to ratification by the holders of a majority of the outstanding shares of Class B Common Stock, the selection of the Company's independent accountants.

     Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on those financial statements. The Audit Committee's responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principals, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independent Standards Board Standard No. 1 (Independent Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K of the year ended September 29, 2001, filed with the Securities and the Exchange Commission.

                                       AUDIT COMMITTEE
                                             Mark C. Pickup
                                             Robert W. Cruickshank
                                             David B. Parshall

                             CERTAIN TRANSACTIONS

     MS Jewelers Limited Partnership. The Company's Class B Common Stock is owned by MS Jewelers Limited Partnership (the "Partnership"), which was formed by an investor group led by the investment banking firm Morgan Schiff and its principals in order to purchase the Company's predecessor. The Company is controlled by Mr. Phillip Ean Cohen through his sole ownership of MS Jewelers, the general partner of the Partnership. As a result of his control of those entities, Mr. Cohen controls all decisions with respect to major corporate transactions affecting the Company. Mr. Cohen also controls Morgan Schiff, for which Mr. Brinkley serves as a consultant, and Crescent Jewelers, of which Mr. Brinkley serves as a director, Mr. Stinn serves as Chairman and Chief Executive Officer, and Mr. Suglia serves as Chief Financial Officer.

     Mr. Brinkley has served in the uncompensated position of Chairman of the Board of MS Jewelers since May 1990. Mr. Stinn served as President and Chief Executive Officer of MS Jewelers from September 1992 until August 1993.

     Effective August 9, 1993, the Partnership established the MS Jewelers Limited Partnership 1993 Incentive Plan (the "Partnership Incentive Plan"). The Partnership Incentive Plan provided for the granting of options to purchase up to six units of limited partnership interest (a "Unit" or "Units") at option prices determined by the Board of Directors of MS Jewelers. Each Unit represents a partnership capital percentage equal to approximately .84%, which represents an indirect interest in 41,955 shares of Class B Common Stock on a fully diluted basis, assuming the exercise of all outstanding options. Effective August 9, 1993, Bradley J. Stinn was granted an option to purchase five Units under the Partnership Incentive Plan. The exercise price of these options was $100,000 per Unit, which equates to $2.38 per share of Class B Common Stock. See "Stock Ownership."

     Stock Purchase Loans to Directors and Executive Officers. On November 5, 1998, the Company's Board of Directors authorized the Company to make incentive stock purchase loans to the directors and certain executive officers of the Company. Pursuant to the terms of the loan agreements, the directors and executive officers were required to use the proceeds from the loans to purchase shares of the Company's Class A Common Stock, thereby more closely linking the personal interests of the directors and executive officers to those of the Company's stockholders. The principal balance of all such loans will be due on November 23, 2003, and interest, which accrues at 5.0% annual simple interest, is payable annually. On November 23, 1998, loans in the following amounts were made to the following directors and executive officers: Sterling B. Brinkley ($250,000); John E. Cay III ($50,000); Robert W. Cruickshank ($50,000); David
B. Parshall ($50,000); Mark C. Pickup ($50,000); Bradley J. Stinn ($250,000) and Victor M. Suglia ($150,000). On May 14, 1999 and August 3, 1999, loans in the amounts of ($50,000) and ($25,000), respectively, were made to Paul G. Leonard.

     Morgan Schiff. In December 1994, the Company entered into a Financial Advisory Services Agreement with Morgan Schiff under which Morgan Schiff agreed to provide the Company with certain financial advisory services with respect to capital structure, business strategy and operations, budgeting and financial controls, and mergers, acquisitions and other similar transactions. The Financial Advisory Services Agreement has a term of one year with an automatic renewal unless either party terminates by written notice 30 days prior to the end of the then current term. The Company paid Morgan Schiff $400,000 plus expenses for its services under the Financial Advisory Services Agreement in fiscal 2001, and also agreed to indemnify Morgan Schiff against any losses associated with the Financial Advisory Services Agreement.

     Crescent. Crescent operates 155 stores in seven western states. The Company and Crescent are affiliated through common controlling ownership and executive management. Crescent is controlled by Mr. Cohen through his sole ownership of CJ Morgan Corp., the general partner of CJ Limited Partnership, which owns all of the capital stock of Crescent. In addition, Bradley J. Stinn serves as Chief Executive Officer and Victor M. Suglia serves as Chief Financial Officer of both the Company and Crescent.

     Effective April 1, 2000, the Company signed a licensing agreement granting Crescent the right to use certain trademarks owned by the Company. The Company received $80,000 from Crescent during fiscal 2001 as license fees under this agreement. Effective May 1, 2000, the Company signed an agreement with Crescent to provide Crescent with merchandising, inventory management and replenishment systems, accounting and systems support and certain other back office processing services. Also effective May 1, 2000, the Company signed an agreement with Crescent to provide Crescent with integration services resulting from the installation of new information technology systems at Crescent. During fiscal 2001, the Company received $1.0 million from Crescent pursuant to these agreements.

     On September 15, 1999, Crescent entered into a $112.5 million, three-year senior, secured revolving syndicated bank facility, led by Bank of America, N.A. to fund its restructuring and provide for its working capital needs. In connection with the credit facility, the Company agreed to provide Crescent with certain credit enhancements, including the support of $60 million of the Company's eligible receivables and inventories, and to guarantee the obligations of Crescent under the credit facility. In consideration for this guaranty, Crescent makes quarterly payments to the Company in an amount equal to 2% per annum of the outstanding obligations of Crescent under its credit facility during the preceding fiscal quarter. These payments amounted to $2.6 million in fiscal 2001. In further consideration of this guaranty, Crescent issued a warrant to the Company to purchase 7,942,904 shares of Crescent non-voting Class A Common Stock, or approximately 50% of the capital stock of Crescent on a fully diluted basis, for an exercise price of $500,000.

     Crescent's bank facility requires the maintenance of certain levels of fixed charge coverage and limits certain capital and other nonrecurring expenditures. Some of these covenants are measured on a combined basis for Crescent and the Company. During the Company's fiscal 2001, Crescent violated two of these covenants as a result of a settlement of litigation in September 2001 and the Company's third quarter loss. The lenders under the Crescent credit facility have waived these violations but the maturity of Crescent's debt has been advanced to March 31, 2002 from September 15, 2002. The Company is working with Crescent to pursue a variety of financing alternatives to replace Crescent's bank facility. Management of the Company anticipates that a portion of Crescent's capital requirements will be satisfied by financial support of up to $112.5 million from the Company through a guarantee similar to the one the Company currently provides, a direct investment in equity or debt securities or some other form of financial support.

     Friedman's/Crescent Joint Venture. Effective October 1, 2000, the Company and Crescent entered into a joint venture to operate the web sites of each company, including the online sales of merchandise. During fiscal 2001, the Company contributed $1.2 million to the joint venture. In fiscal 2001 the Company re-evaluated this joint venture and recognized a $1.5 million write-off of impaired assets associated with the joint venture.

                                STOCK OWNERSHIP

     Based solely upon information furnished to the Company, the following table sets forth certain information with respect to the beneficial ownership of Class A and Class B Common Stock as of December 31, 2001 by (i) each person who is known by the Company to beneficially own more than five percent of either the Class A Common Stock or the Class B Common Stock, (ii) each nominee for director of the Company, (iii) each of the Named Executive Officers (as defined under "Election of Directors--Executive Compensation" above) and (iv) all officers and directors as a group.

                                            SHARES OF CLASS A           SHARES OF CLASS B       PERCENTAGE OF
                                              COMMON STOCK                 COMMON STOCK       CLASS A AND CLASS B
NAME AND ADDRESS                              ------------                 ------------       -------------------
OF BENEFICIAL OWNER                      NUMBER    PERCENTAGE(1)      NUMBER    PERCENTAGE(1)   COMMON STOCK(1)
------------------                       ------    -------------      ------    -------------   ---------------
MS Jewelers Limited Partnership(2)         --           --         1,196,283       100%               8.2%
MS Jewelers Corporation
Phillip Ean Cohen
350 Park Avenue
New York, New York 10022

FJI(3)                                   987,338       7.4%           --            --                6.8%
Friedman's Jewelers, Inc.
Friedman's Jewelers, Inc., Anniston
Friedman's Jewelers, Inc., Greenville
Friedman's Jewelers, Inc., Marietta
Friedman's Jewelers, Inc., Oglethorpe
Stanley Jewelers, Inc.
P.O. Box 9925
Savannah, Georgia 31412

Merrill Lynch & Co., Inc.(4)             672,400       5.0%           --            --                4.6%
on behalf of Merrill Lynch Asset
Management Group
World Financial Center, North Tower
250 Vesey Street
New York, NY 10381

Dimensional Fund Advisors Inc.(3)      1,012,500       7.6%           --            --                7.0%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

FMR Corp.(6)                           1,343,700      10.1%           --            --                9.3%
Edward C. Johnson III
82 Devonshire Street
Boston, Massachusetts 02109

Becker Capital Management, Inc.(7)     1,236,390       9.3%           --            --                8.5%
1211 SW Fifth Avenue, Suite 2185
Portland, Oregon 97204

Bradley J. Stinn(8)(9)                   582,980       4.2%         209,774       17.5%               5.5%
Sterling B. Brinkley(10)                 458,094       3.4%           --            --                3.2%
Robert W. Cruickshank(11)                 23,066       0.2%           --            --                0.2%
David B. Parshall(12)                     11,755       0.1%           --            --                0.1%
Mark C. Pickup(13)                        16,359       0.1%           --            --                0.1%
John E. Cay III(14)                       67,618       0.5%           --            --                0.5%
Douglas Anderson                           5,700       0.0%           --            --                0.0%
Victor M. Suglia(15)                      67,950       0.5%           --            --                0.5%
Paul G. Leonard(16)                       88,094       0.7%           --            --                0.6%
All executive officers and directors   1,321,616       9.4%         209,774       17.5%              10.5%
  as a group (9 persons)(17)

--------------------
* Less than 1%.

(1) Except as indicated in the footnotes set forth below, the persons named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them. The numbers of shares shown include shares that are not currently outstanding but which certain stockholders are entitled to acquire or will be entitled to acquire within 60 days from December 31, 2001, upon the exercise of stock options. Such shares are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by the particular stockholder and by the group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) MS Jewelers is the general partner of the Partnership and has the sole right to vote the shares of Class B Common Stock and to direct their disposition. Mr. Cohen is the sole stockholder of MS Jewelers. See "Certain Transactions."

(3)  Based on a Schedule 13G filed with the SEC on February 14, 2000.

(4)  Based on a Schedule 13G filed with the SEC on February 4, 2000.

(5)  Based on a Schedule 13G filed with the SEC on February 2, 2001.

(6) Based on a Schedule 13G filed with the SEC on February 13, 2001. Of the shares reported, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 1,343,700 shares. Edward C. Johnson III and FMR Corp., through its control of Fidelity, each have sole power to dispose of the 1,343,700 shares. Neither has the sole power to vote or direct the voting of the shares.

(7)  Based on a Schedule 13G filed with the SEC on January 30, 2001.

(8) Shares of Class B Common Stock owned by Mr. Stinn are owned indirectly through his ownership of options to purchase limited partnership interests in the Partnership. He has no right to vote or to direct the disposition of these shares. See "Certain Transactions."

(9) Includes 5,100 shares of Class A Common Stock held by or on behalf of Mr. Stinn's children, 765 shares of Class A Common Stock held by Mr. Stinn's wife and options to purchase 393,600 shares of Class A Common Stock that are exercisable on or prior to February 1, 2002.

(10) Includes options to purchase 153,600 shares of Class A Common Stock that exercisable on or prior to February 1, 2002.

(11) Includes options to purchase 5,660 shares of Class A Common Stock that are exercisable on or prior to February 1, 2002.

(12) Includes 300 shares of Class A Common Stock held in trust for Mr. Parshall's children and options to purchase 5,660 shares of Class A Common Stock that are exercisable on or prior to February 1, 2002.

(13) Includes options to purchase 5,660 shares of Class A Common Stock that are exercisable on or prior to February 1, 2002.

(14) Includes options to purchase 9,660 shares of Class A Common Stock that are exercisable on or prior to February 1, 2002 and 17,500 shares of Class A Common Stock held by Palmer& Clay, Inc.

(15) Includes options to purchase 47,000 shares of Class A Common Stock that are exercisable on or prior to February, 1, 2002.

(16) Includes options to purchase 67,000 shares of Class A Common Stock that are exercisable on or prior to February 1, 2002.

(17) Includes 209,774 shares of Class B Common Stock held by Mr. Stinn indirectly through ownership of options to purchase limited partnership interests in the Partnership, and options to purchase 687,840 shares of Class A Common Stock that are exercisable on or prior to February 1, 2002.

                         STOCKHOLDER RETURN COMPARISON


     The Company's Class A Common Stock began trading on the Nasdaq National Market on October 14, 1993 in connection with the Company's initial public offering. The price information reflected for the Class A Common Stock in the following performance graph represents the closing sale price of the Class A Common Stock for the period from October 1, 1996 through September 28, 2001. The performance graph compares the cumulative stockholder returns on the Class A Common Stock with the Nasdaq Stock Market Index (U.S. Companies) and a Peer Index (as described below) over the same period (assuming the investment of $100 in the Company's Class A Common Stock, the Nasdaq Stock Market (U.S. Companies) and the Peer Index on September 30, 1996, and reinvestment of all dividends).


            COMPARISON OF CUMULATIVE TOTAL RETURNS - FRIEDMAN'S INC.




                                  [LINE GRAPH]






                          YEAR-END CUMULATIVE RETURNS

                             1997        1998       1999       2000      2001
                            ------      ------     ------     ------    ------

FRIEDMAN'S INC.              90.00       34.66      47.19      27.04     38.58
THE NASDAQ STOCK MARKET     137.27      139.44     227.82     302.46    123.63
PEER INDEX                  114.41       97.51     116.08      86.09     74.88



     Total return calculations for the Nasdaq Stock Market Index (U.S. Companies) and the Peer Index were prepared by the Center for Research in Security Prices, The University of Chicago. The Peer Index is composed of the stocks of those companies included in the Nasdaq Retail Trade Stock Index. Specific information regarding the companies comprising the Peer Index will be provided to any stockholder upon request to Victor M. Suglia, the Secretary of the Company.

                             STOCKHOLDER PROPOSALS
                    FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

     Under Rule 14a-8 of Securities and Exchange Commission's Proxy Rules, proposals that stockholders intend to present at, and have included in the proxy materials relating to, the 2003 Annual Meeting must be submitted to the Company in writing no later than September 24, 2002 which is 120 days prior to the anniversary date of this Proxy Statement. Such stockholder proposal must comply with applicable laws and regulations in order to be considered for inclusion in the Company's proxy materials. If a stockholder wishes to raise a proposal at the 2003 Annual Meeting, but does not intend to have such proposal included in the proxy materials relating to the 2003 Annual Meeting, the stockholder must deliver written notice of such proposal to the Company by December 8, 2002. Any proposals submitted after this date will be considered untimely, and the proxies granted in connection with the 2003 Annual Meeting will have discretionary authority to vote on that proposal.

     All director nominations and other proposals relating to the 2003 Annual Meeting should be submitted by certified mail, return receipt requested, to Friedman's Inc., 4 West State Street, Savannah, Georgia, 31401, Attention:
Victor M. Suglia, Secretary.

                                 OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the
Company's officers and directors, and any persons who beneficially own more than ten percent of the Company's Class A Common Stock, to file reports of ownership and changes in ownership of such securities with both the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and beneficial owners of more than ten percent of the Class A Common Stock are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the Forms 3, 4 and 5 furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during fiscal 2001, all persons subject to the reporting requirements with regard to the Class A Common Stock complied with all applicable filing requirements.

AUDIT FEES

     The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's financial statements for the fiscal year ended September 29, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $263,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by Ernst & Young LLP for professional services rendered to the Company during the fiscal year ended September 29, 2001 in connection with operating, or supervising the operation of, the Company's financial information systems, managing the Company's local area network or designing and implementing a hardware or software system that aggregates source data underlying the Company's financial statements or generates information that is significant to the Company's financial statements.

ALL OTHER FEES

     The aggregate fees billed by Ernst & Young LLP for professional service rendered during the fiscal year ended September 29, 2001, other than as stated above under the captions "Audit Fees" and "Financial Information Systems Design Implementation Fees" were $137,350.

AUDIT COMMITTEE REVIEW

     The Company's Audit Committee has reviewed the services rendered and the fees billed by Ernst & Young LLP during the fiscal year ended September 29, 2001. The Audit Committee has determined that the services rendered and the fees billed that were not directly related to the audit of the Company's financial statements are compatible with maintaining the independence of Ernst & Young LLP as the Company's independent accountants.

REAPPOINTMENT OF AUDITORS

     The Company's Board of Directors has selected Ernst & Young LLP to conduct the annual independent audit of the Company's financial statements for the fiscal year ending September 28, 2002. Ernst & Young LLP has no financial interest, direct or indirect, in the Company and does not have any connection with the Company, except in its professional capacity as an independent auditor. The Company's Board of Directors has submitted the selection of Ernst & Young LLP as independent auditors to the holders of Class B Common Stock for ratification. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and to respond to appropriate questions. If this selection is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its selection of independent auditors for the fiscal year ending September 28, 2002. Even if the selection is ratified, the Board of Directors, in its sole discretion, may direct the appointment of a different independent accounting firm at any time during the fiscal year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

ADDITIONAL INFORMATION

     Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. Stockholders voting electronically via the Internet or by telephone should understand, however, that they may be costs associated with electronic access, such as usage charges from Internet service providers or telephone companies. In addition to solicitation of stockholders of record by mail, telephone or personal contact, the Company will make arrangements with brokerage houses, custodians and fiduciaries to furnish proxy materials to the beneficial owners of Class A Common Stock held in their names, and the Company will reimburse them for their reasonable expenses for doing so. The Company has also engaged a proxy solicitation firm and it is estimated that the fees for their services will not exceed $10,000.

     Stockholder Proposals. The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the 2002 Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the 2002 Annual Meeting or any adjournment thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

     Availability of Annual Report and Form 10-K. Accompanying this Proxy Statement is a copy of the Company's Annual Report for the fiscal year ended September 29, 2001, which includes the Company's audited financial statements. Stockholders who would like additional copies of the Annual Report or the Company's Form 10-K, should direct their requests in writing to: Friedman's Inc., 4 West State Street, Savannah, Georgia 31401, Attention: Victor M. Suglia, Secretary. Such materials will not form any part of the materials for the solicitation of proxies.

PROXY

                                 FRIEDMAN'S INC.
                                SAVANNAH, GEORGIA
                       2002 ANNUAL MEETING OF STOCKHOLDERS

        The undersigned stockholder of Friedman's Inc. (the "Company"), Savannah, Georgia, hereby constitutes and appoints Bradley J. Stinn and Victor
M. Suglia, or either one of them, each with full power of substitution, to vote the number of shares of Class A Common Stock which the undersigned would be entitled to vote if personally present at the 2002 Annual Meeting of Stockholders to be held at the New York Palace Hotel, located at 455 Madison Avenue, New York, New York 10022, on Thursday, February 28, 2002, at 9:00 A.M., local time, or at any adjournments thereof (the "Annual Meeting"), upon the proposal (the "Proposal") described in the Notice to the Holders of Class A Common Stock of the Annual Meeting of Stockholders and Proxy Statement, both dated January 22, 2002, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or will not serve and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments thereof. The Board of Directors recommends a vote "For" the Proposal.

        ELECTION OF DIRECTORS. On the Proposal to elect the following directors to serve until the 2003 Annual Meeting of Stockholders of the Company and until their successors are elected and qualified:

                 John E. Cay III
                 Robert W. Cruickshank
                 David B. Parshall

                                       For [ ]         Withhold Authority [ ]

        To withhold authority for any individual nominee(s), write the name of the nominee(s) in the space provided:

                            -------------------------

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

        Please sign, exactly as your name appears on your stock certificate, and date this Proxy. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

                          Shares Held:
                                      -----------------------------------------

                          -----------------------------------------------------
                                   Signature of Stockholder

                          -----------------------------------------------------
                                   Signature of Stockholder (If held Jointly)

                          Dated:                          , 2002
                                 -------------------------
                                    Month          Day


 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FRIEDMAN'S INC.
          AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.